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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF VINSON & ELKINS APPEARS HERE]


                                  May 2, 1997


DTM Corporation
1611 Headway Circle
Building 2
Austin, Texas  78754

Ladies and Gentlemen:

    We have acted as counsel for DTM Corporation, a Texas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, File No. 333-04173, as amended (the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder, the sale of up to 3,530,400 shares (the "Shares") of the Company's Common Stock, $.0002 par value per share ("Common Stock"). A portion of the Shares (the "Underwritten Shares") will be offered and sold (the "Offering") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and A.G. Edwards & Sons, Inc. and Ladenburg Thalmann & Co. Inc. (the "Underwriters"), and the selling shareholders (the "Selling Shareholders") listed therein. The remainder of the Shares (the "Debt Conversion Shares") will be sold to a shareholder of the Company in satisfaction of indebtedness owed to such shareholder by the Company, such sale to be effected pursuant to an agreement between the Company and such shareholder (the "Debt Conversion Agreement").

    We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the 1933 Act.

    Before rendering the opinions hereinafter set forth, we examined, among other things, the proposed form of Underwriting Agreement, the Debt Conversion
 Agreement, the Registration Statement, the Company's Amended and Restated Articles of Incorporation and Bylaws, resolutions of the Company's Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters, information with respect to which is in the possession of the Company relevant to the opinions herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by its duly authorized representatives.

    In rendering the opinions set forth below, we have assumed, with your approval and without independent investigation, the genuineness of all signatures, the authenticity of all documents
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DTM Corporation
May 2, 1997
Page 2

submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

    Based upon the foregoing assumptions, and subject to the qualifications set forth hereinafter, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act, (ii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors (or a duly constituted committee thereof), (iii) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto,
(iv) the Underwritten Shares have been issued or sold and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares fixed therein, assuming the consideration per share so fixed is at least equal to the par value of such Shares) and (v) the Debt Conversion Shares have been issued and sold pursuant to the Debt Conversion Agreement, the Shares will be validly issued, fully paid and non-assessable.

    We are counsel admitted to practice law in the State of Texas and this opinion is limited to the laws of the State of Texas and the federal law of the United States of America.

    We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        /s/ VINSON & ELKINS L.L.P.